THE ADVISORS’ INNER CIRCLE FUND
THE ADVISORS’ INNER CIRCLE FUND II
BISHOP STREET FUNDS

Approval of Joint Fidelity Bond

VOTED:
That the Trustees find that the participation in the Joint Fidelity Bond is in the best interests of The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, and the Bishop Street Funds (each a “Trust” and collectively, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of $40 million per occurrence.

VOTED:
That the Trustees find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

VOTED:
That the proper officers of the Trusts hereby are authorized to execute and deliver an Agreement (attached hereto as Exhibit A) on behalf of the Trusts regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940 (the “1940 Act”);

VOTED:	That the officers of the Trusts are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount each Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Trusts and all other named insures entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trusts; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

CAUSEWAY CAPITAL MANAGEMENT TRUST

Joint Fidelity Bond

RESOLVED, that the Trustees find that the Trust’s participation in the Joint Fidelity Bond issued through Continental Casualty Company as lead carrier, and the additional carriers more fully described in the Board materials, is in the best interests of the Trust, and the proper officers of the Trust are authorized to purchase, with the advice of legal counsel to the Trust, a Joint Fidelity Bond on behalf of the Trust in the amount of $40 million;

FURTHER RESOLVED, that the Trustees find that the premium of $3,242 for the Trust with respect to such Bond is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which the Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trust pays no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the funds participating in the Joint Fidelity Bond;

FURTHER RESOLVED, that the proper officers of the Trust are authorized to execute and deliver an Agreement in the form included in the Board materials on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940, as amended;

FURTHER RESOLVED, that the officers of the Trust are directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the Fidelity Bond or amendment thereof (i) a copy of the Bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the Trustees who are not “interested persons” of the Trust, approving the amount, type, form and coverage of such Bond and the portion of the premium to be paid by the Trust, (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the Trust and all other named insureds entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, as amended, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the Bond by the Trust, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the Bond by the Trust; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the Bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the Bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the Bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company; and

FURTHER RESOLVED, that Lisa Whittaker is designated as the person to make or cause to be made the filings and give the notices on behalf of the Trust required by SEC Rule 17g-1(g).

The CNI Charter Funds
Approval of Joint Fidelity Bond

RESOLVED:
That the Trustees find that the participation by the Trust in the Joint Fidelity Bond presented to this meeting (the “Joint Fidelity Bond”) is in the best interests of the CNI Charter Funds (the “Funds”), and that the proper officers of the Trust are authorized to execute, with the advice of legal counsel to the Trust, such Joint Fidelity Bond on behalf of the Trust in the amount of $40 million.

RESOLVED:
That the Trustees find that the premium payable by the Trust for such Joint Fidelity Bond is fair and reasonable to the Trust provided that the allocation of the premium be in accordance with a formula under which each Fund pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trust pays no more than the premium for an individual policy and no more than the share of the joint premiums for such joint Fidelity Bond based on the relative premiums which would apply to individual policies obtained by the entities participating in the Joint Fidelity Bond and with due consideration to the number of other parties named as insured under the Joint Fidelity Bond, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bond, the amount of the premium for the Joint Fidelity Bond, the ratable allocation of the premium among all parties name as insureds under the Joint Fidelity Bond, and such other matters as they considered relevant.

RESOLVED:
That the proper officers of the Trust are authorized to execute and deliver an Agreement in the form presented to this meeting on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940.

RESOLVED:	That the officers of the Trust are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after receipt of an executed fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Independent Trustees approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trust, (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Trust and all other named insured entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under such bond by the Trust, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under such bond by the Trust; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of such bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under such bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under such bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

SEI ASSET ALLOCATION TRUST
SEI DAILY INCOME TRUST
SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SEI LIQUID ASSET TRUST
SEI INSTITUTIONAL INTERNATIONAL TRUST
SEI TAX EXEMPT TRUST
SEI ALPHA STRATEGY PORTFOLIOS, LP
ADVISER MANAGED TRUST
NEW COVENANT FUNDS

Approval of Joint Fidelity Bond

RESOLVED:
That the Trustees, including a majority of the independent Trustees, find that the participation in the Joint Fidelity Bond is in the best interests of the SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI Liquid Asset Trust, SEI Institutional International Trust, SEI Tax Exempt Trust, SEI Alpha Strategy Portfolios, LP, Adviser Managed Trust and New Covenant Funds (each, a “Trust” and together, the “Trusts”), and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trusts, a Joint Fidelity Bond on behalf of the Trusts in the amount of [$40 million];

RESOLVED:
That the Trustees, including a majority of the independent Trustees, find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each Trust pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Trusts would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums that would apply to individual policies obtained by the Trusts participating in the Joint Fidelity Bond;

RESOLVED:
That the proper officers of the Trusts be, and they hereby are, authorized to execute and deliver an Agreement (substantially similar to that set forth at the meeting of the Trustees) on behalf of the Trusts regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940, as amended (the “1940 Act”);

RESOLVED:	That the officers of the Trusts are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof: (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as that term is defined under the 1940 Act) approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trusts, (iii) a statement showing the amount the Trusts would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, (v) a copy of each agreement between the Trusts and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trusts, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trusts; and Notify by registered mail each member of the Board of Trustees at his or her last known residence of: (i) any cancellation, termination or modification of the bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trusts at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

SEI INSURANCE PRODUCTS TRUST

APPROVAL OF JOINT FIDELITY BOND
AND AGREEMENT AMONG JOINTLY INSURED PARTIES

VOTED:
That the Trustees, including a majority of the independent Trustees, find that the participation in the Joint Fidelity Bond presented to this meeting is in the best interests of the Trust, and that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trust, such Joint Fidelity Bond on behalf of the Trust in the amount of $40 million.

VOTED:
That the Trustees, including a majority of the independent Trustees, find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which the Trust pays no more than its pro rata share of the premium based on relative asset size and, in any event, the Trust would pay no more than the premium of an individual policy and no more than the share of the joint premium based on the relative premiums which would apply to individual policies obtained by the parties participating in the Joint Fidelity Bond.

VOTED:
That the proper officers of the Trust hereby are, and each of them singly is, authorized to execute and deliver an Agreement (attached to the minutes as Exhibit A) on behalf of the Trust regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the 1940 Act.

VOTED:	That the officers of the Trust are hereby directed to:

(1) File with the SEC within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond; (ii) a copy of each resolution of the Board of Trustees, including a majority of the Trustees who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Trust; (iii) a statement showing the amount the Trust would have provided or maintained had it not been named as an insured under a joint insured bond; (iv) a statement as to the period for which the premiums for such bond have been paid; (v) a copy of each agreement between the Trust and all other named insured entered into pursuant to Rule 17g-l(f) under the 1940 Act; and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Trust, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Trust; and

(4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Trust at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

SEI STRUCTURED CREDIT FUND, L.P.

Approval of Joint Fidelity Bond

RESOLVED:
That the Directors find that the participation in the Joint Fidelity Bond is the best interests of the SEI Structured Credit Fund, L.P. (the “Fund”), that the proper officers be, and they hereby are, authorized to execute, with the advice of legal counsel to the Fund, a Joint Fidelity Bond on behalf of the Fund in the amount of $40 million.

RESOLVED:
That the Directors find that the premium is fair and reasonable provided that the allocation of the premium be in accordance with a formula under which each fund pays no more than its pro-rata share of the premium based on relative asset size and, in any event, the Fund would pay no more than the premium of an individual policy and no more than the share of the joint premiums based on the relative premiums which would apply to individual policies obtained by the funds participating in the Joint Fidelity Bond.

RESOLVED:
That the proper officers of the Fund hereby are authorized to execute and deliver an Agreement (attached hereto as Exhibit A) on behalf of the Fund regarding the allocation of premiums for and share of recovery from the Joint Fidelity Bond as required by Rule 17g-l(f) under the Investment Company Act of 1940.

RESOLVED:	That the officers of the Fund are hereby directed to:

(1) File with the Securities and Exchange Commission (the “SEC”) within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Directors including a majority of the Directors who are not “interested persons,” approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by the Fund, (iii) a statement showing the amount the Fund would have provided or maintained had it not been named as an insured under a joint insured bond, (iv) a statement as to the period for which the premiums for such bond have been paid, and (v) a copy of each agreement between the Fund and all other named insured entered into pursuant to Rule 17g-l(f) under the Investment Company Act of 1940, and (vi) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

(2) File with the SEC, in writing, within five days after the making of a claim under the bond by the Funds, a statement of the nature and amount thereof;

(3) File with the SEC, within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the bond of the Fund; and

(4) Notify by registered mail each member of the Board of Directors at his or her last known residence of (i) any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the bond by the Fund at any time the filings required under (2) and (3) above are made with the SEC, and (iii) the filing and proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.